014 High Yield Trust Attachment
08/31/2003 Annual

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72 DD1
Class A		192,148
Class B		  74,675
Class C		    6,642
72 DD2
Class M		 3,773
Class R		        1
Class Y		16,803
73 A1
Class A		0.687
Class B		0.635
Class C		0.633
73 A2
Class M		0.67
Class R		0.379
Class Y		0.705
74 U1
Class A		300,837
Class B		117,031
Class C		  11,564
74 U2
Class M		 5,963
Class R		        6
Class Y		29,324
74 V1
Class A		7.55
Class B		7.52
Class C		7.52
74 V2
Class M		7.55
Class R		7.55
Class Y	            7.53